AMENDMENT NO. 1
                                TO
                       EMPLOYMENT AGREEMENT


     This Amendment No. 1 to Employment Agreement is made as of the 1st day of August, 1997, by and between Stewart
Enterprises, Inc., a Louisiana corporation (the "Company"), and Richard O. Baldwin, Jr. (the "Employee").

                       W I T N E S S E T H:

     WHEREAS,  the  Company  has entered into an  Employment
Agreement with the Employee dated  as of August 1, 1995 (the
"Employment Agreement"); and

     WHEREAS, the Company has approved, effective August 1, 1997, an increase in the Employee's maximum incentive bonus to up to $200,000 per fiscal year during the time the Employee is assigned outside of the United States.

     NOW THEREFORE, the Company and the Employee agree as follows:

     Article II Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. Bonus. For the  period  ending October 31,
     1995, the Employee shall be eligible to receive an
     incentive  bonus,  the  amount of which  shall  be
     determined pursuant to Paragraph  5  of  the Prior
     Agreement.  This incentive bonus shall be  paid in
     cash no later than 30 days following the filing of
     the  Company's annual report on Form 10-K for  the
     Fiscal  Year  ending  October  31,  1995.  For the
     Fiscal Year beginning November 1, 1995  and ending
     October  31,  1996, the Employee shall be eligible
     to  receive  a  bonus   (the  "Bonus")  of  up  to
     $150,000.  For the period  beginning  November  1,
     1996,  the Employee shall be eligible to receive a
     Bonus of up to $200,000 per Fiscal Year; provided,
     however,  that in the event the Employee ceases to
     be assigned  outside  of  the  United  States, the
     Employee's  maximum Bonus will be the sum  of  (i)
     the product of  $200,000 times the quotient of the
     number of days during  the  Fiscal  Year  that the
     Employee was assigned outside of the United States
     divided  by  365  and (ii) the product of $150,000
     times the quotient  of  the  number of days during
     the Fiscal Year that the Employee  was assigned in
     the  United  States  divided by 365 (the  "Maximum
     Bonus").  Such Bonus shall  be  comprised  of  two
     elements,   the   quantitative   element  and  the
     qualitative element:

               (a)  The quantitative element  shall  be
     equal to 75% of  the  Maximum  Bonus  and shall be
     based  on  the attainment of certain goals  to  be
     established    by   the   Company's   Compensation
     Committee and Employee.

               (b) The qualitative element shall be 25%
     of the Maximum Bonus  and  shall be awarded at the
     discretion of the President.   The  President  and
     Employee shall establish incentive goals and other criteria for the award of the qualitative element.

          The Bonus shall be paid in cash no later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By:  /s/ James W. McFarland
                                      -----------------------------
                                        James W. McFarland
                                        Compensation Committee Chairman


                                   EMPLOYEE:

                                        /s/ Richard O. Baldwin, Jr.
                                      -----------------------------
                                         Richard O. Baldwin, Jr.



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